Consent of Ernst & Young LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for California Tax-Free Income Fund in the Tax-Free Income Funds' Prospectus and "Independent Auditors " in the John Hancock California Tax-Free Income Fund Class A and Class B Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement (Form N-1A No. 33-31675) of our report dated October 9, 1996 on the financial statements and financial highlights of John Hancock California Tax-Free Income Fund.


                                                       /s/ERNST & YOUNG LLP
                                                          ERNST & YOUNG LLP
Boston, Massachusetts
December 20, 1996